EXHIBIT 99.1

FOR IMMEDIATE RELEASE	JUNE 2, 2016

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

Daniel J. Schreiber, CEO

(858) 509-8800

dan@redhawkholdingscorp.com

Thomas J. Concannon, COO

(908) 625-7811

tom.concannon@redhawkholdingscorp.com

G. Darcy Klug, CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

KAV SINGH HUNDLE APPOINTED TO REDHAWK BOARD OF DIRECTORS

Youngsville, Louisiana – RedHawk Holdings Corp. (OTC: IDNG) (“RedHawk” or the “Company”) announced today that Mr. Kav Singh Hundle has been appointed to its Board of Directors effective immediately. Mr. Hundle has over 13 years of experience in the pharmaceutical industry and currently serves as a director of Warwick Healthcare Ltd. (“Warwick”), a United Kingdom based pharmaceutical services company. In his role as a director of Warwick, Mr. Hundle is responsible for all aspects of Warwick’s pharmaceutical business, including pharmaceutical exportation, manufacturing and strategic business transactions. Since its inception in 2006, Warwick has acquired nine additional pharmacies and currently operates twelve pharmacies in the United Kingdom.

Since 2015, Mr. Hundle has also served as a director of EcoGen Europe Ltd (“EcoGen”) and has been instrumental in developing and implementing EcoGen’s business strategy of marketing and distribution of branded generic pharmaceuticals and Zonis® in the United Kingdom and other targeted European countries. Mr. Hundle is also President of RedHawk Medical Products UK Ltd (“RedHawk Medical”), a United Kingdom medical device company established for the manufacturing, marketing and distribution of the Disintegrator™ Insulin Needle Destruction Unit, Woundclot Surgical – Advanced Bleeding Control and the Carotid Artery Digital Non-Contact Thermometer.

In March 2016, RedHawk acquired a 25% interest in EcoGen with an option to increase its ownership position up to 49%. RedHawk Medical is a wholly-owned subsidiary of RedHawk. Additionally, the Company is in advanced discussions to acquire, in conjunction with EcoGen, a United Kingdom based manufacturer of non-narcotic made-to-order or customized medicinal pharmaceutical products.

In 2003, Mr. Hundle received his master’s degree in Pharmacy from the Leicester School of Pharmacy and initially worked as a licensed pharmacist with the United Kingdom’s National Health Service until 2006. He is a member of the Royal Pharmaceutical Society of Great Britain and is a registered member of the General Pharmaceutical Council.

# # #

About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells WoundClot Surgical - Advanced Bleeding Control, the Disintegrator™ Insulin Needle Destruction Unit, the Carotid Artery Digital Non-Contact Thermometer and Zonis®. Its real estate leasing revenues are generated from various commercial properties under long-term lease. Additionally, RedHawk’s real estate investment unit holds limited liability company interest in various commercial restoration projects in Hawaii. The Company’s financial service revenue is from brokerage services earned in connection with debt placement services. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full body x-ray scanner.

Cautionary Statement Regarding Forward Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.